United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 10, 2011

(Date of Report – Date of earliest event reported)

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34052	84-1390053
(State or other jurisdiction of incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

1010 South Milpitas Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 582-7100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2011, DayStar Technologies, Inc. (the “Company”) issued a press release announcing its results for the third quarter of 2011 ended September 30, 2011. A copy of the press release concerning these results is furnished herewith as Exhibit 99.1 and is incorporated by reference.

Pursuant to General Instruction B.2 of Form 8-K, this exhibit is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2011, the Board of Directors of DayStar Technologies, Inc. accepted the resignation of Mr. Richard C. Green, Jr. from the DayStar Board, including his roles on the Audit, Compensation, and Nominating and Governance Committees. The resignation of Mr. Green was due to an employment related requirement in which he was not permitted to be affiliated with the Board of another company and was not due to any disagreement with the Company about its operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Title

99.1	DayStar Technologies, Inc. press release dated November 14, 2011 entitled “DayStar Technologies Announces 2011 Third Quarter Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer

Dated: November 14, 2011